                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of Amendment No. 2 to the Registration Statement (Nos. 33-60203 and 33-60203-01) on Form S-3, relating to the 12,057,561 Preferred Exchangeable Redemption Cumulative Securities of Time Warner Inc. and Time Warner Financing Trust.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Stamford, Connecticut
August 4, 1995